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                               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                            NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer. - Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-
0000000. The table below will help determine the number to give the payer.


For this Type of Account:    Give the name and Social       For this Type of Account:        Give the name and Employer
                             Security Number of --                                           Identification Number of --



---------------------------- --------------------------     --------------------------       -----------------------------------
1.  Individual                 The individual                 6. Sole proprietorship           The owner <F3>

                                                              7. A valid trust, estate, or
                                                                 pension trust                 The legal entity (Do not furnish the
                                                                                               identifying number of the personal
                                                                                               representative or trustee unless the
                                                                                               legal entity itself is not designated
                                                                                               in the account title.) <F4>

2.  Two or more                The actual owner of the        8. Corporate                     The corporation
    individuals                account or, if combined
    (joint account)            funds, the first
                                individual on the

                                  account. <F1>

3.  Custodian account of a     The minor <F2>                 9. Association, club,            The organization
    minor (Uniform Gift to                                       religious, charitable,
    Minors Act)                                                  educational, or other
                                                                 tax-exempt
                                                                    organization

4.a. The usual revocable       The grantor-trustee <F1>      10. Partnership                   The partnership
     savings trust account
     (grantor is also trustee)

  b. So-called trust account   The actual owner <F1>
     that is not a legal or
     valid trust under state
     law

5.  Sole proprietorship        The owner <F3>                11. A broker or                   The broker or nominee
                                                                 registered nominee

                                                             12. Account with the              The public entity
                                                                 Department of
                                                                 Agriculture in the
                                                                 name of a public
                                                                 entity (such as a State
                                                                 or local government,
                                                                 school district, or
                                                                 prison) that receives
                                                                 agricultural program
                                                                 payments


<F1> List first and circle the name of the person whose number you furnish. <F2>
Circle the minor's name and furnish the minor's social security number.

<F3>  Show the name of the  owner.  Either  the  social  security  number or the employer identification number may be furnished. <F4> List first and circle the name of the legal trust, estate, or pension trust.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.


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                               GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                                            NUMBER ON SUBSTITUTE FORM W-9
                                                       Page 2

OBTAINING A NUMBER
If you do not have a taxpayer identification number or you      Payments of dividends and patronage dividends not generally subject
do not know your number, obtain Form SS-5, Application for a    to backup withholding include the following:
Social Security Card (for resident individuals), Form SS-4,
Application for Employer Identification Number (for             o Payments to nonresident aliens subject to withholding under
businesses and all other entities), or Form W-7, Application      Section 1441.
for IRS Individual Taxpayer Identification Number (for alien    o Payments to partnerships not engaged in a trade or business in the
individuals required to file U.S. tax returns), at an office      U.S.and which have at least one nonresident alien partner.
of the Social Security Administration or the Internal Revenue   o Payments of patronage dividends not paid in money.
Service.                                                        o Payments made by certain foreign organizations.
                                                                o Section 404(k) distributions made by an ESOP.

To complete the Substitute Form W-9, if you do not have a
taxpayer identification number, check the box in Part 3 -
Awaiting TIN, sign and date the Form, and give it to the        Payments of interest not generally subject to backup withholding
requester. Generally, you will then have 60 days to obtain      include the following:
taxpayer identification number and furnish it to the
requester.  If the requester does not receive your
taxpayer identification number within 60 days, backup           o  Payments of interest on obligations issued by individuals. Note:
withholding, if applicable, will begin and will continue           You may be subject to backup withholding if this interest is $600
until you furnish your taxpayer identification number to           or more and is paid in the course of the payer's trade or
the requester.                                                     business and you have not provided your correct taxpayer
                                                                   identification number to the payer.
PAYEES AND PAYMENTS EXEMPT FROM BACKUP WITHHOLDING              o  Payments of tax-exempt interest (including exempt-interest dividends under Section 852).
Set forth below is a list of payees that are exempt from        o  Payments described in Section 6049(b)(5) to non-resident aliens.
backup withholding with respect to all or certain types of      o  Payments on tax-free covenant bonds under Section 1451.
payments. For interest and dividends, all listed payees are     o  Payments made by certain foreign organizations.
exempt except the payee in item (9). For broker transactions,   o  Mortgage or student loan interest paid to you.
all payees listed in items (1) through (13) and any person
registered under the Investment Advisors Act of 1940 who        To avoid possible erroneous backup withholding, exempt payees
regularly acts as a broker is exempt. For payments subject      described above should furnish their taxpayer identification number,
to reporting under Sections 6041 and 6041A, the payees listed   check the Exempt Payee Box, and return the Substitute Form W-9 to
in items (1) through (7) are generally exempt. For barter       the payer.
exchange transactions and patronage dividends, the payees
listed in items (1) through (5) are exempt.                     Certain payments other than interest, dividends, and patronage dividends, that are not subject to information reporting are also
   (1) An organization exempt from tax under Section 501(a)     not subject to backup withholding.  For details,  see Sections 6041,
an IRA, or a custodial  account under Section 403(b)(7) if      6041A, 6042, 6044, 6045, 6049, 6050A and 6050N and the regulations
the account satisfies the requirements of Section 401(f)(2).    promulgated thereunder.
   (2) The United States or any of its agencies or
instrumentalities.                                              PRIVACY ACT NOTICE. - Section 6109 requires most recipients of
   (3) A state, the District of Columbia, a possession of Uni-  dividend, interest, or other payments to give taxpayer ted States, or any or their subdivisions or instrumentalities.  identification numbers to payers who must report the payments to the
   (4) A foreign government or any if its political             IRS.  The IRS uses the numbers for identification purposes. Payers
subdivisions,agencies or instrumentalities.                     must be given the numbers whether or not recipients are required to
   (5) An international organization or any of its agencies     file tax returns.  Payers must generally withhold 31% of taxable
or instrumentalities.                                           interest, dividend, and certain other payments to a payee who does
   (6) A corporation.                                           not furnish a taxpayer identification number to a payer. Certain
   (7) A foreign central bank of issue.                         penalties may also apply.
   (8) A dealer in securities or commodities registered in the
U.S.,the District of Columbia, or a possession of the U.S.      PENALTIES
   (9) A futures commission merchant registered with the
Commodity Futures Trading Commission.                           (1)  PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
  (10) A real estate investment trust.                          NUMBER. - If you fail to furnish your taxpayer identification number
  (11) An entity registered at all times under the              to a requester, you are subject to a penalty of $50 for each such
Investment Company Act of 1940.                                 failure unless your failure is due to reasonable cause and not to
  (12) A common trust fund operated by a bank under             willful neglect.
Section 584(a).                                                 (2)  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
  (13) A financial institution.                                 WITHHOLDING. - If you make a false statement with no reasonable
  (14) A middleman known in the investment community as         basis which results in no imposition of backup withholding, you are
a nominee or custodian.                                         subject to a penalty of $500.
  (15) A trust exempt from tax under Section 664 or             (3)  CRIMINAL PENALTY FOR FALSIFYING INFORMATION.- Falsifying
described in Section 4947                                       certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

                                                                FOR ADDITIONAL INFORMATION CONSULT YOUR TAX
                                                                ADVISER OR THE INTERNAL REVENUE SERVICE

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